UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Rd. Suite LL20

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2023, Vivakor, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). Greater than 50% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum. The results of the matters voted on by the Company’s stockholders are set forth immediately below.

Proposal 1

Election of the four nominees to the Company’s board of directors:

Name	Votes For	Votes Against	Withheld	Broker Non-Votes	Percentage Voted For
James Ballangee	15,565,565	0	18,113	4,720,792	76.66%
Tyler Nelson	9,262,710	0	6,320,968	4,720,792	45.62%
John Harris	15,570,039	0	13,639	4,720,792	76.68%
Albert Johnson	15,522,700	0	60,978	4,720,792	76.45%

Proposal 2

Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,119,415	176,905	0	-

Proposal 3

Approval, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,103,982	457,657	22,039	4,720,792

On the basis of the above votes, (i) James Ballangee, Tyler Nelson, John Harris and Albert Johnson were elected as members of the Board; (ii) the proposal to ratify the selection of Marcum LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2023 was adopted; and (iii) the proposal to approve on a non-binding advisory basis, the compensation of the Company’s named executive officers was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: December 21, 2023	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chief Executive Officer

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